Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Penn Virginia Corporation and Affiliated Companies
Employees' 401(k) Plan
Radnor, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 333-82304) of Penn Virginia Corporation of our report dated June 23, 2015, relating to the financial statements and supplemental schedule of the Penn Virginia Corporation and Affiliated Companies Employees’ 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2014.

/s/ BDO LLP

Philadelphia, Pennsylvania
June 23, 2015